UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March  3, 2005

The First Marblehead Corporation
(Exact name of registrant as specified in charter)

Delaware	001-31825	04-3295311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Prudential Tower
800 Boylston Street, 34th Floor
Boston, Massachusetts	02199-8157
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (800) 895-4283

(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

                On March  3, 2005, The First Marblehead Corporation (the “Corporation”) entered into a restricted stock unit agreement (“Restricted Stock Unit Agreement”) with Thomas Cesso, the Corporation’s Executive Vice President and Chief Information Officer.  The Restricted Stock Unit Agreement evidences a grant by the Corporation on January 27, 2005 of 5,000 restricted stock units (“RSUs”) to Mr. Cesso under the Corporation’s 2003 Stock Incentive Plan.

                Each RSU represents the right to receive in the future one share of the common stock of the Corporation, subject to the terms and conditions of the Restricted Stock Unit Agreement.  The RSUs will vest as to one-third of the original number of RSUs on each of the third, fourth and fifth anniversaries of the grant date.  If the recipient’s employment with the Corporation is terminated for a reason other than Cause (as defined in the Restricted Stock Unit Agreement), then the number of RSUs which will vest will be determined as though the recipient’s employment had terminated on the anniversary of the Employment Date that next follows the date of actual termination.  In the event that the recipient’s employment with the Corporation is terminated by reason of death or disability, the RSUs will fully vest.

                The recipient has agreed not to engage in a Competitive Action (as defined in the Restricted Stock Unit Agreement) from the date of the Restricted Stock Unit Agreement through the first anniversary of the date of termination of the recipient’s employment with the Corporation.  If the recipient engages in or enters into an agreement to engage in a Competitive Action on or prior to the Settlement Date (as defined in the Restricted Stock Unit Agreement), all RSUs and all shares issuable upon the vesting of all RSUs will be forfeited.  If the recipient engages in or enters into an agreement to engage in a Competitive Action after the last Settlement Date but on or prior to the first anniversary of the termination of the recipient’s employment with the Corporation, the recipient must pay to the Corporation, at the request of the Corporation, an amount equal to the value, as of each Settlement Date, of the shares delivered to the recipient represented by RSUs on such Settlement Date and the value of any dividends paid to the recipient in respect of the delivered shares on such Settlement Date.

                Upon the occurrence of a Reorganization Event (as defined in the Restricted Stock Unit Agreement), the RSU will represent a right to receive the cash, securities or other property that one share of common stock of the Corporation was converted into, or exchanged for, pursuant to such Reorganization Event.  In addition, the RSU will fully vest if, on or prior to the second anniversary of the date of the consummation of the Reorganization Event, the recipient’s employment with the Corporation or the Corporation’s successor is terminated for Good Reason (as defined in the Restricted Stock Unit Agreement) by the recipient or is terminated without Cause (as defined in the Restricted Stock Unit Agreement) by the Corporation or the Corporation’s successor.

                The form of Restricted Stock Unit Agreement has been attached as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference herein, and the foregoing summary is qualified in its entirety by reference thereto.

Item 9.01.  Financial Statements and Exhibits

                (c)           Exhibits

                                10.1         Form of Restricted Stock Unit Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST MARBLEHEAD CORPORATION

Date: March 4, 2005	By:	/s/ Donald R. Peck
Donald R. Peck Executive Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Restricted Stock Unit Agreement